UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 31, 2010 (March 25, 2010)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
12012 Wickchester Lane, Suite 475 Houston, TX 77079 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 25, 2010, Hyperdynamics Corporation (“Hyperdynamics,” the “Company,” “we” or “us”), its wholly-owned subsidiary, SCS Corporation (“SCS”) and the government of the Republic of Guinea entered into an amendment (the “Amendment”) to the Hydrocarbon Production Sharing Contract, dated September 22, 2006, between SCS and the Republic of Guinea (the “Production Sharing Contract”).  The Amendment was signed by the Guinean Minister of Mines and Geology, Mahmoud Thiam; the Guinean Minister of Finances and Economy, Kerfala Yansane; and Ray Leonard, President and Chief Executive Officer of Hyperdynamics and SCS.  The Amendment was entered into in accordance with the September 2009 Memorandum of Understanding (“MOU”) between Hyperdynamics and the Republic of Guinea, which required a review of the commercial terms of the Production Sharing Contract to bring it into line with international standards.  The Amendment provides that the parties to the MOU have fully complied with the terms of the MOU.  The Company has been informed that the implementing Presidential Decree is in the process of issuance.  A copy of the Production Sharing Contract was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2006.  A copy of the MOU was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K that was filed with the SEC on September 15, 2009.

The Amendment clarifies that the Company retained a contract area of approximately 24,000 sq km, which is approximately equivalent to 30% of the original concession area under the Production Sharing Contract, following its December 31, 2009 relinquishment of approximately 70% of the original contract area.  The Amendment requires that the Company relinquish 25% of the retained contract area by September 30, 2013.  Under the terms of the Amendment, the first exploration period will end and the Company will enter into the second exploration period in September 2010.  The second exploration period runs until September 2013 and may be renewed to September 2016 and may be extended for one (1) additional year to allow the completion of a well in process and for two (2) additional years to allow the completion of the appraisal of a discovery. Under the Amendment, the Company is required to drill an exploration well, which is to be commenced by the end of December 2011, to a minimum depth of 2500m and to drill an additional exploration well, which is to be commenced by the end of September 2016, to a minimum depth of 2500m.  The Amendment requires the expenditure by the Company of $15 million on each of the exploration wells ($30 million in the aggregate).  The Company is also required to acquire a minimum of 2000 sq km 3D seismic by September 2013 with a minimum expenditure of $12 million.

Under the Amendment, the Republic of Guinea will be carried for its share of up to 15%, with the cost of that carry to be recovered out of 62.5% of the Republic of Guinea's share of cost and profit oil.  The Amendment removes the right of first refusal covering the relinquished acreage.  The Amendment clarifies that only those eligible expenditures, which were made following the date the Production Sharing Contract was signed, i.e. September 22, 2006, are eligible for cost recovery.  An annual training budget of $200,000 is required to be established by the Company for the benefit of the Republic of Guinea oil industry personnel, and the Company will also pay an annual surface tax of $2.00 per square kilometer on its retained acreage.  The Amendment also provides that should the government of the Republic of Guinea note material differences between provisions of the Amendment and international standards or the Petroleum Code, the parties will renegotiate the relevant articles.

Annex A to the Amendment identifies the contract area as referenced in the Amendment.  The Company has been informed by officials of the government of the Republic of Guinea that it is in the process of having Annex A initialed by both government officials who signed the Amendment on behalf of the government of the Republic of Guinea.

The foregoing disclosure concerning the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On March 31, 2010, Hyperdynamics Corporation issued a press release entitled, “Hyperdynamics Provides Additional Detail on Agreement with Republic of Guinea.”  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On March 30, 2010, Hyperdynamics Corporation issued a press release entitled, “Hyperdynamics to Hold Business Update Investor Conference Call April 8.”  The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01, and Exhibits 99.1 and 99.2 attached hereto, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 10.1	Amendment No. 1 to the Hydrocarbon Production Sharing Contract (English translation)

Exhibit 10.2	Amendment No. 1 to the Hydrocarbon Production Sharing Contract (Original French version)

Exhibit 99.1	Press Release dated March 31, 2010 entitled “Hyperdynamics Provides Additional Detail on Agreement with Republic of Guinea”

Exhibit 99.2	Press Release dated March 30, 2010 entitled “Hyperdynamics to Hold Business Update Investor Conference Call April 8”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	March 31, 2010	By:	/s/ JASON D. DAVIS
		Name:	Jason D. Davis
		Title:	Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Amendment No. 1 to the Hydrocarbon Production Sharing Contract (English translation)

Exhibit 10.2	Amendment No. 1 to the Hydrocarbon Production Sharing Contract (Original French version)

Exhibit 99.1	Press Release dated March 31, 2010 entitled “Hyperdynamics Provides Additional Detail on Agreement with Republic of Guinea”

Exhibit 99.2	Press Release dated March 30, 2010 entitled “Hyperdynamics to Hold Business Update Investor Conference Call April 8”